Exhibit 4

Warrant dated December 31, 20___ to
purchase _____ Shares of Common Stock
on or before January 1, 20___

Form of
STOCK PURCHASE WARRANT
TO PURCHASE COMMON STOCK OF
RELIV’ INTERNATIONAL, INC.

This certifies that, for value received, ___________________________________ is entitled to purchase from RELIV’ INTERNATIONAL, INC., a Delaware corporation (the “Company”), at a price of $_____ per share (subject to adjustment as set forth in paragraph 3 below, the “Warrant Purchase Price”), _____ (subject to adjustment as set forth in paragraph 3 below) fully paid and non-assessable shares of the Company’s common stock, no par value (the “Common Stock”). The warrants shall be for a term of three years from the date of this Warrant and shall terminate on January 1, 20___.

This Warrant is issued pursuant to the Reliv’ International, Inc. 2009 Distributor Stock Purchase Plan (the “Plan”) and is subject to the terms and conditions of the Plan including the following provisions, terms and conditions:

A.           The Warrant shall terminate, and the rights of a Warrant holder to exercise the Warrant, shall end immediately upon the termination of the holder’s status as a Distributor (as defined in the Plan) of the Company in good standing, except as a result of the holder’s death.

B.           Upon the death of the holder of this Warrant, the legal representative of the holder shall have the right to exercise any Warrants held by the holder’s estate, for a period of 60 days following the date of death (but in no event past the termination date of the Warrant).

C.           The Warrant may be exercisable only by the holder (except as provided in B above) and is not transferable, and any purported transfer shall be void.

This Warrant is also subject to the following provisions, terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the holder hereof at any time within the period specified above, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (accompanied by the Notice of Exercise attached to this Warrant as Exhibit 1) at the principal office of the Company (or such other office of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) (a) specifying the number of shares of Common Stock being purchased and (b) accompanied by a check payable to the Company for the purchase price for such shares. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant of like tenor, representing the right to purchase the number of shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be delivered to the holder hereof within such time.

2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees:

(a) that all shares of Common Stock that may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

(b) that the Company will from time to time take all such action as may be required to assure that the par value, if any, per share of Common Stock is at all times equal to or less than the then-effective Warrant Purchase Price per share of Common Stock issuable pursuant to this Warrant;

(c) that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the full exercise of the rights represented by this Warrant;

(d) that the Company will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise hereof may be so issued without violation of any applicable law or regulation; and

(e) that the Company will not take any action that would result in any adjustment of the Warrant Purchase Price if (i) the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon conversion of all convertible securities then outstanding, would exceed (ii) the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

In the event any stock or securities of the Company other than Common Stock are issuable upon the exercise hereof, the Company will take or refrain from taking any action referred to in clauses (a) through (e) of this paragraph 2 as though such clauses apply, equally, to such other stock or securities then issuable upon the exercise hereof.

3. Warrant Purchase Price. The provisions set forth in paragraphs 1and 2 above are, however, subject to the following:

(a) In case at any time the Company shall in any manner subdivide its outstanding shares of Common Stock into a greater number of shares or combine such shares of Common Stock into a smaller number of shares, then the Warrant Purchase Price in effect immediately subsequent to such subdivision or combination shall be equal to the product of (i) the Warrant Purchase Price in effect immediately prior to such subdivision or combination multiplied by (ii) a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which is the number of shares of Common Stock outstanding immediately thereafter. Upon each adjustment of the Warrant Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Warrant Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Purchase Price resulting from such adjustment.

(b) If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another Person, or the sale of all or substantially all of the Company’s assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby (including an immediate adjustment, by reason of such consolidation or merger, of the Warrant Purchase Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Warrant Purchase Price in effect immediately prior to such consolidation or merger).  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor Person (if other than the Company) resulting from such consolidation or merger or for the securities of which the previously outstanding stock of the Company shall be exchanged in connection with such consolidation or merger, or the Person purchasing such assets, as the case may be, shall assume, by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the Person having made such offer, or with any Affiliate of such Person, unless, prior to the consummation of such consolidation, merger or sale, the holder of this Warrant shall have been given a reasonable opportunity to elect to receive either the stock, securities or assets then issuable upon the exercise of this Warrant. As used herein, the term “Person” shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, a company, a limited liability company, an unincorporated organization or association and a government or any department or agency thereof, and an “Affiliate” shall mean any Person controlling, controlled by, or under direct or indirect common control with, any other Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The provisions of this paragraph 3(b) governing the substitution of another Person for the Company shall similarly apply to successive instances in which the entity then deemed to be the Company hereunder shall either sell all or substantially all of its properties and assets to any other Person, shall consolidate with or merge into any other Person, or shall be the surviving entity of the merger into it of any other Person as a result of which the holders of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any Person other than the Person at the time deemed to be the Company hereunder.

(c) If any event occurs as to which, in the opinion of the Board of Directors of the Company, the other provisions of this paragraph 3 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles hereof, the Board of Directors shall make such adjustments in the Warrant Purchase Price as it deems necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Warrant Purchase Price as otherwise determined pursuant to this paragraph 3.

(d) The Company shall give to the holder of this Warrant prompt written notice of every adjustment of the Warrant Purchase Price, by first class mail, postage prepaid, addressed to the address of such holder as shown on the books of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

4. Other Notices. In case at any time:

(a) the Company shall declare any cash dividend upon the Common Stock payable at a rate in excess of the rate of the last cash dividend theretofore paid;

(b) the Company shall declare any dividend upon the Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of the Common Stock;

(c) the Company shall offer for subscription to the holders of any of the Common Stock any additional shares of stock of any class or other rights;

(d) there shall be any capital reorganization of the Company or any reclassification of its capital stock or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 20 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issuance tax in respect thereof.

6. Closing of Books. Except as otherwise required by law, the Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon its surrender by the holder hereof at the office of the Company referred to in paragraph 1 above, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

9. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the holder hereof an amount in money equal to that fraction multiplied by the current market value of that share. The current market value shall be the last reported sale price of that security on the Nasdaq Stock Market on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange.

10. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience of reference only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of Missouri and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.  The courts of the County of St. Louis, State of Missouri and the federal courts for the Eastern District of Missouri, shall have exclusive jurisdiction over all disputes arising hereunder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated _______________, 20___.

RELIV’ INTERNATIONAL, INC.

By:
Robert L. Montgomery
Chief Executive Officer

NOTICE OF EXERCISE

(To be executed upon a partial or full exercise of the Warrant)

The undersigned registered holder or holders of the within warrant (“Warrant”) irrevocably exercises the Warrant for and purchases __________ shares of stock (the “Shares”) of Reliv’ International, Inc. (the “Company”) and makes payment therefor in the amount of $____________, all at the price and on the terms and conditions specified in the Warrant. The undersigned requests that a certificate (or ________ certificates in denominations of _______ shares) for Shares of the Company hereby purchased be issued in the name of and delivered to the undersigned. If such Shares do not include all of the Shares issuable as provided in the Warrant and the Warrant has not expired, the undersigned requests that a new Warrant for the number of Shares of the Company not being purchased hereunder, and otherwise in form and substance identical to the Warrant, be issued in the name of and delivered to the undersigned.

Dated: ___________________, 20__	Name Printed:

Signature:

Signature:

Signature Guarantee:

By:

Date:                                                                           , 20

NOTICE:
The signature to this Notice of Exercise must correspond exactly with the name of the Holder as specified on the face of the Warrant. The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States of America or by a member firm of a national securities exchange or the National Association of Securities Dealers, Inc.